Exhibit 10.1

COMMERCIAL PAPER DEALER AGREEMENT

4(a)(2) PROGRAM

among

VIATRIS INC.,

as Issuer

MYLAN INC., MYLAN II B.V., UTAH ACQUISITION SUB INC.

as Guarantors

and

[    ],

as Dealer

Concerning Notes to be issued pursuant to an Issuing and Paying Agent Agreement between the Issuer and [    ], as Issuing and Paying Agent

Dated as of [    ], 2020

Commercial Paper Dealer Agreement

4(a)(2) Program

This agreement (the “Agreement”) sets forth the understandings among the Issuer, the Guarantors and the Dealer, each named on the cover page hereof, in connection with the issuance and sale by the Issuer of its short-term promissory notes (the “Notes”) through the Dealer.

Each of the Guarantors has agreed unconditionally and irrevocably to guarantee payment in full of the principal of and interest (if any) on the Notes, pursuant to a guarantee, dated the date hereof, in the form of Exhibit D hereto (the “Guarantee”).

Certain terms used in this Agreement are defined in Section 6 hereof.

The Addendum to this Agreement, and any Annexes or Exhibits described in this Agreement or such Addendum, are hereby incorporated into this Agreement and made fully a part hereof.

1. Offers, Sales and Resales of Notes.

1.1. While (i) the Issuer has and shall have no obligation to sell the Notes to the Dealer or to permit the Dealer to arrange any sale of the Notes for the account of the Issuer, and (ii) the Dealer has and shall have no obligation to purchase the Notes from the Issuer or to arrange any sale of the Notes for the account of the Issuer, the parties hereto agree that in any case where the Dealer purchases Notes from the Issuer, or arranges for the sale of Notes by the Issuer, such Notes will be purchased or sold by the Dealer in reliance on the representations, warranties, covenants and agreements of the Issuer and the Guarantors contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.

1.2. So long as this Agreement shall remain in effect, and in addition to the limitations contained in Section 1.7 hereof, neither the Issuer nor any Guarantor shall, without the consent of the Dealer, offer, solicit or accept offers to purchase, or sell, any Notes except (a) in transactions with one or more dealers which may from time to time after the date hereof become dealers with respect to the Notes by executing with the Issuer and the Guarantors one or more agreements which contain provisions substantially similar to those contained in Section 1 of this Agreement, of which the Issuer hereby undertakes to provide the Dealer prompt notice or (b) in transactions with the other dealers listed on the Addendum hereto, which are executing agreements with the Issuer and the Guarantors which contain provisions substantially similar to Section 1 of this Agreement contemporaneously herewith. In no event shall the Issuer or any Guarantor offer, solicit or accept offers to purchase, or sell, any Notes directly on its own behalf in transactions with persons other than broker-dealers as specifically permitted in this Section 1.2.

1.3. The Notes shall be in a minimum denomination of $250,000 or integral multiples of $1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their face amounts, as shall be agreed upon by the Dealer and the Issuer, shall have a maturity not exceeding 364 days from the date of issuance and may have such terms as are specified in Exhibit C hereto, the Private Placement Memorandum, a pricing supplement, or as otherwise agreed upon by the applicable purchaser and the Issuer. The Notes shall not contain any provision for extension, renewal or automatic “rollover.”

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1.4. The authentication and issuance of, and payment for, the Notes shall be effected in accordance with the Issuing and Paying Agent Agreement, and the Notes shall be either individual physical certificates or book-entry notes evidenced by one or more Master Notes, in the form or forms annexed to the Issuing and Paying Agent Agreement.

1.5. If the Issuer and the Dealer shall agree on the terms of the purchase of any Note by the Dealer or the sale of any Note arranged by the Dealer (including, but not limited to, agreement with respect to the date of issue, purchase price, principal amount, maturity and interest rate or interest rate index and margin (in the case of interest-bearing Notes) or discount thereof (in the case of Notes issued on a discount basis), and appropriate compensation for the Dealer’s services hereunder) pursuant to this Agreement, the Issuer shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agent Agreement and payment for such Note shall be made by the purchaser thereof, either directly or through the Dealer, to the Issuing and Paying Agent, for the account of the Issuer. Except as otherwise agreed, in the event that the Dealer is acting as an agent and a purchaser shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Dealer shall promptly notify the Issuer, and if the Dealer has theretofore paid the Issuer for the Note, the Issuer will promptly return such funds to the Dealer against its return of the Note to the Issuer, in the case of a certificated Note, and upon notice of such failure in the case of a book-entry Note. If such failure occurred for any reason other than default by the Dealer, the Issuer and the Guarantors agree, jointly and severally, to reimburse the Dealer on an equitable basis for the Dealer’s loss of the use of such funds for the period such funds were credited to the Issuer’s account.

1.6. The Dealer, the Issuer and the Guarantors hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:

(a) Offers and sales of the Notes by or through the Dealer shall be made only to: (i) investors reasonably believed by the Dealer to be Qualified Institutional Buyers or Institutional Accredited Investors and (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be a Qualified Institutional Buyer or an Institutional Accredited Investor.

(b) Resales and other transfers of the Notes by the holders thereof shall be made only in accordance with the restrictions in the legend described in clause (e) below.

(c) No general solicitation or general advertising shall be used in connection with the offering of the Notes. Without limiting the generality of the foregoing, without the prior written approval of the Dealer, neither the Issuer nor any Guarantor shall issue any press release, make any other statement to any member of the press making reference to the Notes, the offer or sale of the Notes or this Agreement or place or publish any “tombstone” or other advertisement relating to the Notes or the offer or sale thereof. To the extent permitted by applicable securities laws, the Issuer and the Guarantors shall (i) omit the name of the Dealer from any publicly available filing by the Issuer or the Guarantors, as the case may be, that makes reference to the Notes, the offer or sale of the Notes or this Agreement and (ii) redact the Dealer’s name and any contact or other information that could identify the Dealer from any agreement or other information included in such filing. For the avoidance of doubt, the Issuer shall not post the Private Placement Memorandum on a website without the consent of the Dealer and each other dealer or placement agent, if any, for the Notes.

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(d) No sale of Notes to any one purchaser shall be for less than $250,000 principal or face amount, and no Note shall be issued in a smaller principal or face amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom such purchaser is acting must purchase at least $250,000 principal or face amount of Notes.

(e) Offers and sales of the Notes by the Issuer through the Dealer acting as agent for the Issuer shall be made in accordance with Section 4(a)(2) under the Securities Act and shall be subject to the restrictions described in the legend appearing in Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Notes hereunder, as well as on each individual certificate representing a Note and each Master Note representing book-entry Notes offered and sold pursuant to this Agreement.

(f) The Dealer shall make available to each purchaser of Notes for which it has acted as the Dealer a copy of the then-current Private Placement Memorandum unless a copy of the Private Placement Memorandum as then in effect has previously been made available to such purchaser. The Private Placement Memorandum shall expressly state that any person to whom Notes are offered shall have an opportunity to ask questions of, and receive information from, the Issuer, the Guarantors and the Dealer and shall provide the names, addresses and telephone numbers of the persons from whom information regarding the Issuer and the Guarantors may be obtained.

(g) The Issuer agrees for the benefit of the Dealer and each of the holders and prospective purchasers from time to time of the Notes that, if at any time the Issuer shall not be subject to Section 13 or 15(d) of the Exchange Act, the Issuer will furnish, upon request and at their expense, to the Dealer and to holders and prospective purchasers of Notes information required by Rule 144A(d)(4)(i) in compliance with Rule 144A(d).

(h) In the event that any Note offered or to be offered by the Dealer would be ineligible for resale under Rule 144A, the Issuer shall promptly notify the Dealer (by telephone, confirmed in writing) of such fact and shall promptly prepare and deliver to the Dealer an amendment or supplement to the Private Placement Memorandum describing the Notes that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

(i) The Issuer and the Guarantors represent that neither the Issuer nor any Guarantor is currently issuing commercial paper in the United States market in reliance upon the exemption provided by Section 3(a)(3) of the Securities Act. The Issuer and the Guarantors agree that, if the Issuer or any Guarantor shall issue commercial paper after the date hereof in reliance upon such exemption (a) the proceeds from the sale of the Notes will be segregated from the proceeds of the sale of any such commercial paper by being placed in a separate account; (b) the Issuer and the Guarantors will institute appropriate corporate procedures to ensure that the offers and sales of notes issued by the Issuer or the Guarantors, as the case may be, pursuant to the Section 3(a)(3) exemption are not integrated with offerings and sales of Notes hereunder; and (c) the Issuer and the Guarantors will comply with each of the requirements of Section 3(a)(3) of the Securities Act in selling commercial paper or other short-term debt securities other than the Notes in the United States.

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1.7. Each of the Issuer and the Guarantors hereby represents and warrants to the Dealer, in connection with offers, sales and resales of Notes, as follows:

(a) The Issuer and the Guarantors hereby confirm to the Dealer that (except as permitted by Section 1.6(i) hereof) within the preceding six months neither the Issuer nor any Guarantor nor any person other than the Dealer or the other dealers referred to in Section 1.2 hereof acting on behalf of the Issuer or any Guarantor has offered or sold any Notes, or any substantially similar security of the Issuer or the Guarantors (including, without limitation, medium-term notes issued by the Issuer or the Guarantors which could be integrated with the Notes for Securities Act purposes), to, or solicited offers to buy any such security from, any person other than the Dealer or the other dealers referred to in Section 1.2 hereof. The Issuer and the Guarantors also agree that (except as permitted by Section 1.6(i) hereof), as long as the Notes are being offered for sale by the Dealer and the other dealers referred to in Section 1.2 hereof as contemplated hereby and until at least six months after the offer of Notes hereunder has been terminated, neither the Issuer nor any Guarantor nor any person other than the Dealer or the other dealers referred to in Section 1.2 hereof (except as contemplated by Section 1.2 hereof) will offer the Notes or any substantially similar security of the Issuer or the Guarantors for sale to, or solicit offers to buy any such security from, any person other than the Dealer or the other dealers referred to in Section 1.2 hereof, it being understood that such agreement is made with a view to bringing the offer and sale of the Notes within the exemption provided by Section 4(a)(2) of the Securities Act and shall survive any termination of this Agreement. Each of the Issuer and the Guarantors hereby represents and warrants that it has not taken or omitted to take, and will not take or omit to take, any action that would cause the offering and sale of Notes hereunder to be integrated with any other offering of securities, whether such offering is made by the Issuer or the Guarantors or some other party or parties.

(b) The Issuer represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event that the Issuer determines to use such proceeds for the purpose of buying, carrying or trading securities, whether in connection with an acquisition of another company or otherwise, the Issuer shall give the Dealer at least five business days’ prior written notice to that effect. The Issuer shall also give the Dealer prompt notice of the actual date that it commences to purchase securities with the proceeds of the Notes. Thereafter, in the event that the Dealer purchases Notes as principal and does not resell such Notes on the day of such purchase, to the extent necessary to comply with Regulation T and the interpretations thereunder, the Dealer will sell such Notes either (i) only to offerees it reasonably believes to be Qualified Institutional Buyers or to Qualified Institutional Buyers it reasonably believes are acting for other Qualified Institutional Buyers, in each case in accordance with Rule 144A or (ii) in a manner which would not cause a violation of Regulation T and the interpretations thereunder.

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2. Representations and Warranties of the Issuer and the Guarantors.

Each of the Issuer and the Guarantors, as applicable, represents and warrants as to itself that:

2.1. The Issuer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all the requisite power and authority to execute, deliver and perform its obligations under the Notes, this Agreement and the Issuing and Paying Agent Agreement.

2.2. Each Guarantor is a corporation duly organized, validly existing and (as applicable in its jurisdiction) in good standing under the laws of the jurisdiction of its incorporation and has all the requisite power and authority to execute, deliver and perform its obligations under the Guarantee, this Agreement and the Issuing and Paying Agent Agreement.

2.3. This Agreement and the Issuing and Paying Agent Agreement have been duly authorized, executed and delivered by the Issuer and each Guarantor and constitute legal, valid and binding obligations of the Issuer and each Guarantor enforceable against the Issuer and each Guarantor in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as enforceability of the indemnification provisions of this Agreement may be limited by federal securities laws.

2.4. The Notes have been duly authorized, and when issued and delivered as provided in the Issuing and Paying Agent Agreement, will be duly and validly issued and delivered and will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.5. The Guarantee has been duly authorized, and when the Notes have been issued and delivered as provided in the Issuing and Paying Agent Agreement, will be duly executed and delivered by each Guarantor and constitute the legal, valid and binding obligation of each Guarantor enforceable against any Guarantor in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.6. The offer and sale of the Notes and the issuance of the Guarantee in the manner contemplated hereby do not require registration of the Notes or the Guarantee under the Securities Act, pursuant to the exemption from registration contained in Section 4(a)(2) thereof, and no indenture in respect of the Notes or the Guarantee is required to be qualified under the Trust Indenture Act of 1939, as amended.

2.7. The Notes and the Guarantee will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Issuer and each Guarantor, respectively, except indebtedness owing to creditors whose claims are mandatorily preferred by laws of general application.

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2.8. No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, this Agreement, the Notes, the Guarantee or the Issuing and Paying Agent Agreement, except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; and except for (i) the approvals, consents, registrations, actions and filings which have been duly obtained, taken, given or made and are in full force and effect and (ii) those approvals, consents, registrations or other actions or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or results of operations of the Issuer and its subsidiaries (including the Guarantors), taken as a whole, or the ability of the Issuer or any Guarantor to perform its obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agent Agreement.

2.9. Neither the execution and delivery of this Agreement, the Guarantee, and the Issuing and Paying Agent Agreement, nor the issuance and delivery of the Notes in accordance with the Issuing and Paying Agent Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Issuer or the Guarantors, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Issuer or the Guarantors, or (ii) violate or result in a breach or a default under (A) any of the terms of the charter documents or by-laws of the Issuer or the Guarantors, (B) any indenture, agreement or other instrument binding upon the Issuer or the Guarantors or their respective assets, or give rise to a right thereunder to require any payment to be made by the Issuer or the Guarantors or (C) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, to which the Issuer or any Guarantor is subject or by which it or its property is bound, which creation or imposition with respect to this Section 2.9(i) or violation, breach or default with respect to this Section 2.9(ii)(B) or (C) would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or results of operations of the Issuer and its subsidiaries (including the Guarantors), taken as a whole, that would affect the ability of the Issuer or any Guarantor to perform its obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agent Agreement.

2.10. Except as disclosed in any periodic or current report of the Issuer or Mylan N.V.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the EDGAR system of the SEC, or the Final Information Statement furnished by the Issuer to the SEC on August 6, 2020, there is no litigation or governmental proceeding pending, or to the knowledge of the Issuer or the Guarantors threatened, against or affecting the Issuer or the Guarantors or any of their subsidiaries, individually or in the aggregate, as to which there is a reasonable possibility of an adverse determination that would reasonably be expected to result in a material adverse change in the condition (financial or otherwise) or results of operations of the Issuer and its subsidiaries (including the Guarantors), taken as a whole, that would affect the ability of the Issuer or any Guarantor to perform its obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agent Agreement.

2.11. Neither the Issuer nor any Guarantor is required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.12. Neither the Private Placement Memorandum (excluding Dealer Information) nor the Company Information contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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2.13. The Issuer, the Guarantors and each of their respective subsidiaries are in compliance, in all material respects, with the Patriot Act. No part of the proceeds of the Notes will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

2.14. Neither the Issuer, the Guarantors nor any of their respective subsidiaries are (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC (an “OFAC Listed Person”) or a Person sanctioned by the United States of America pursuant to any of the regulations administered or enforced by OFAC (31 C.F.R., Subtitle B, Chapter V, as amended) or a Person whose name appears on any economic sanctions list administered by the European Union (an “EU Listed Person”) or a Person that is the target of European Union economic sanctions; or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or any EU Listed Person, or (y) the government of a country that is the subject of comprehensive U.S. economic sanctions administered by OFAC (collectively, “OFAC Countries”).

2.15. The Issuer represents and covenants that neither the Notes, nor the proceeds from the Notes, will be used to lend, contribute or provide or have otherwise been made or will otherwise be made available for the purpose of funding any activity or business in any OFAC Country or for the purpose of funding any prohibited activity or business of any Person located, organized or residing in any OFAC Country or who is an OFAC Listed Person or an EU Listed Person, absent valid and effective license and permits issued by the government of the United States or otherwise in accordance with applicable laws, or in any other manner that will result in any violation by any Dealer of the sanctions administered or enforced by OFAC (31 C.F.R., Subtitle B, Chapter V, as amended).

2.16. Except as disclosed in the Private Placement Memorandum, each of the Issuer and its subsidiaries is in compliance with all laws, regulations and orders of any governmental authority applicable to it or its property and all agreements and other instruments (excluding agreements governing indebtedness) binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on (A) the condition (financial or otherwise) or results of operations of the Issuer and its subsidiaries (including the Guarantors), taken as a whole or (B) the ability of the Issuer or any Guarantor to perform its obligations under this Agreement, the Notes, the Guarantee or the Issuing and Paying Agent Agreement.

2.17. Each (a) issuance of Notes by the Issuer hereunder and (b) amendment or supplement of the Private Placement Memorandum shall be deemed a representation and warranty by each of the Issuer and the Guarantors, as applicable, to the Dealer, as of the date thereof, that, both before and after giving effect to such issuance and after giving effect to such amendment or supplement, (i) the representations and warranties given by the Issuer and the Guarantors set forth in this Section 2 remain true and correct on and as of such date as if made on and as of such date, (ii) in the case of an issuance of Notes, since the date of the most recent Private Placement Memorandum, there has been no material adverse change in the condition (financial or otherwise), results of operations, business affairs or business prospects of the Issuer and its subsidiaries (including the Guarantors), taken as a whole, that would affect the ability of the Issuer or any Guarantor to perform its obligations under this Agreement, the Notes, the Guarantee or the Issuing

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and Paying Agent Agreement, which has not been disclosed to the Dealer in writing (provided that, to the extent any such change is described in reasonable detail in any periodic or current report of the Issuer filed with the EDGAR system of the SEC on a timely basis, the Dealer shall be deemed to be notified in accordance herewith) and (iii) neither the Issuer nor any Guarantor is in default of any of its obligations hereunder or, under the Notes, the Guarantee or the Issuing and Paying Agent Agreement.

2.18. Each Guarantor has the power to submit, and pursuant to Section 7.3 hereof has, to the extent permitted by law, legally, validly, effectively and irrevocably submitted, to the jurisdiction of the courts specified in Section 7.3.

2.19. Under Netherlands law, neither Mylan II B.V. nor any of its revenues, assets or properties has any right of immunity from service of process or from the jurisdiction of competent courts of the Netherlands or the United States or the State of New York in connection with any suit, action or proceeding, attachment prior to judgment, attachment in aid of execution of a judgment or execution of a judgment or from any other legal process with respect to its obligations under this Agreement, the Issuing and Paying Agent Agreement, the Guarantee or the Notes; provided that assets located in the Netherlands that are destined for the public service (goederen bestemd voor de openbare dienst) may not be attached whether by pre-judgment attachment or attachment for the purpose of a foreclosure sale.

2.20. Mylan II B.V. is permitted to make all payments under this Agreement, the Issuing and Paying Agent Agreement, the Guarantee and the Notes, free and clear of and without deduction or withholding for or on account of any taxes or other governmental charges imposed by the Netherlands. There is no stamp or documentary tax or other similar charge (other than court fees) payable in the Netherlands in connection with the execution, delivery, issuance, payment or performance of this Agreement, the Issuing and Paying Agent Agreement, the Guarantee or any Note.

2.21. The choice of New York law to govern this Agreement, the Issuing and Paying Agent Agreement, the Guarantee and the Notes is, under Netherlands law, a valid, effective and irrevocable choice of law and will be recognized by Dutch courts, subject to the limitations of the Regulation (EC) No 593/2008 of the European Parliament and of the Council of 17 June 2008 on the law applicable to contractual obligations (“Rome I”), and the submission by Mylan II B.V. in Section 7.3 of this Agreement to the jurisdiction of the courts of the United States District Court and the State of New York located in the Borough of Manhattan is valid and binding upon Mylan II B.V. and will be recognized under Netherlands law, subject to the Council Regulation (EC) No. 1215/2012 of 12 December 2012 on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters (Recast) and the rules and regulations promulgated pursuant thereto (the “Recast Enforcement Regulation”), the Convention of 30 October 2007 on Jurisdiction and the Recognition and Enforcement of Judgments in Civil and Commercial Matters (the “Lugano II Convention”), and any instrument or national legislation referred to in Article 67 of the Recast Enforcement Regulation or the Lugano II Convention, and limited exceptions contained in the Netherlands Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering).

2.22. Any final judgment rendered by a competent court of the United States or the State of New York in an action to enforce the obligations of Mylan II B.V. under this Agreement, the Issuing and Paying Agent Agreement, the Guarantee or the Notes is capable of being enforced in the courts of the Netherlands; provided that in the absence of an enforcement treaty between the Netherlands and the United States, a judgment of a United States court would not automatically be recognized or enforceable in the Netherlands and consequently the dispute would have to be re-litigated before the competent Netherlands court in order to obtain a judgment in respect of this Agreement that can be enforced in the Netherlands against Mylan II B.V.

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2.23. As a condition to the admissibility in evidence of this Agreement, the Issuing and Paying Agent Agreement, the Guarantee or the Notes in the courts of the Netherlands, it is not necessary that this Agreement, the Issuing and Paying Agent Agreement or the Notes be filed or recorded with any court or other authority.

3. Covenants and Agreements of the Issuer and the Guarantors.

Each of the Issuer and the Guarantors, as applicable, covenants and agrees as to itself that:

3.1. The Issuer will give the Dealer prompt notice (but in any event prior to any subsequent issuance of Notes hereunder) of any amendment to, modification of or waiver with respect to, the Notes, the Guarantee or the Issuing and Paying Agent Agreement, including a complete copy of any such amendment, modification or waiver.

3.2. The Issuer and the Guarantors shall, whenever there shall occur any downgrading or receipt of any notice of intended or potential downgrading or any review for potential change in the rating accorded any of the securities of the Issuer or the Guarantors by any nationally recognized statistical rating organization which has published a rating of the Notes), promptly, and in any event prior to any subsequent issuance of Notes hereunder, notify the Dealer (by telephone, confirmed in writing) of such occurrence.

3.3. The Issuer and the Guarantors shall from time to time furnish to the Dealer such publicly released information with respect to the Issuer or the Guarantors as the Dealer may reasonably request, including, without limitation, any press releases or other publicly released material provided by the Issuer or the Guarantors to any national securities exchange or rating agency, regarding (i) the operations and financial condition of the Issuer or the Guarantors, (ii) the due authorization and execution of the Notes and the Guarantee, (iii) the Issuer’s ability to pay the Notes as they mature and (iv) each Guarantor’s ability to fulfill its obligations under the Guarantee; provided that, to the extent any such publicly released information is filed by the Issuer with the EDGAR system of the SEC or posted on the website of the Issuer or any Guarantor, such material shall be deemed to be furnished to the Dealer in accordance herewith.

3.4. The Issuer and the Guarantors will take all such action as the Dealer may from time to time reasonably request to ensure that each offer and each sale of the Notes in the manner contemplated hereby will comply with any applicable state Blue Sky laws; provided, however, that neither the Issuer nor any Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.5. [Reserved.]

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3.6. Prior to the first issuance of Notes hereunder and, upon the reasonable request of the Dealer, upon each amendment or modification to this Agreement, including each amendment or modification to the Addendum or any Exhibits hereto, the Dealer shall receive (a) opinions of counsel to the Issuer and the Guarantors, addressed to the Dealer, reasonably satisfactory in form and substance to the Dealer, (b) a copy of the executed Issuing and Paying Agent Agreement as then in effect, (c) a copy of the executed Guarantee, (d) a certificate of the secretary, assistant secretary or other designated officer of the Issuer and the Guarantors certifying as to (i) the Issuer’s and each Guarantor’s organizational documents, and attaching true, correct and complete copies thereof, (ii) the Issuer’s and each Guarantor’s representations and warranties being true and correct in all material respects and (iii) the incumbency of the officers of the Issuer and the Guarantors authorized to execute and deliver this Agreement, the Issuing and Paying Agent Agreement, the Notes, and the Guarantee (in the case of the Guarantors) and take other action on behalf of the Issuer and the Guarantors in connection with the transactions contemplated thereby, (e) prior to the issuance of any book-entry Notes represented by a master note registered in the name of DTC or its nominee, a copy of the executed Letter of Representations among the Issuer, the Guarantors, the Issuing and Paying Agent and DTC and of the executed master note, (f) prior to the issuance of any Notes in physical form, a copy of such form (unless attached to this Agreement or the Issuing and Paying Agent Agreement), (g) confirmation of the then current rating assigned to the Notes by each nationally recognized statistical rating organization then rating the Notes, and (h) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.

3.7. The Issuer and each Guarantor, jointly and severally, shall reimburse the Dealer for all of the Dealer’s reasonable out-of-pocket expenses related to this Agreement, including expenses incurred in connection with its preparation and negotiation, and the transactions contemplated hereby (including, but not limited to, the printing and distribution of the Private Placement Memorandum), and, if applicable, for the reasonable fees and out-of-pocket expenses of the Dealer’s counsel.

3.8. Neither the Issuer nor any Guarantor shall file a Form D (as referenced in Rule 503 under the Securities Act) at any time in respect of the offer or sale of the Notes.

3.9. Without limiting any obligation of the Issuer or the Guarantors pursuant to this Agreement to provide the Dealer with credit and financial information, the Issuer and the Guarantors hereby acknowledge and agree that the Dealer may share the Company Information and any other information or matters relating to the Issuer, the Guarantors or the transactions contemplated hereby with affiliates of the Dealer and that such affiliates may likewise share information relating to the Issuer, the Guarantors or such transactions with the Dealer.

4. Disclosure.

4.1. The Private Placement Memorandum and its contents (other than the Dealer Information) shall be the sole responsibility of the Issuer and the Guarantors. The Private Placement Memorandum shall contain a statement expressly offering an opportunity for each prospective purchaser to ask questions of, and receive answers from, the Issuer and the Guarantors concerning the offering of Notes and to obtain relevant additional information which the Issuer or the Guarantors, as the case may be, possesses or can acquire without unreasonable effort or expense.

4.2. Each of the Issuer and the Guarantors agrees to promptly furnish the Dealer with the Company Information as it becomes available; provided that the public filing by the Issuer of Company Information with the EDGAR system of the SEC shall be deemed to satisfy the requirements of this Section 4.2, with respect to such publicly filed information.

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4.3. (a) Each of the Issuer and the Guarantors further agrees to notify the Dealer promptly upon the occurrence of any event relating to or affecting the Issuer or the Guarantors that would cause the Company Information then in existence to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

(b) In the event that the Issuer or any Guarantor gives the Dealer notice pursuant to Section 4.3(a) and (i) the Issuer is selling Notes in accordance with Section 1 or (ii) the Dealer notifies the Issuer that it then has Notes it is holding in inventory, the Issuer and the Guarantors shall promptly supplement or amend the Private Placement Memorandum so that the Private Placement Memorandum, as amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Issuer and the Guarantors shall make such supplement or amendment available to the Dealer.

(c) In the event that (i) the Issuer or any Guarantor gives the Dealer notice pursuant to Section 4.3(a), (ii)(A) the Issuer is not selling Notes in accordance with Section 1 and (B) the Dealer does not notify the Issuer or the Guarantors that it is then holding Notes in inventory, and (iii) the Issuer and the Guarantors choose not to promptly amend or supplement the Private Placement Memorandum in the manner described in clause (b) above, then all solicitations and sales of Notes shall be suspended until such time as the Issuer and the Guarantors have so amended or supplemented the Private Placement Memorandum, and made such amendment or supplement available to the Dealer.

5. Indemnification and Contribution.

5.1. The Issuer and each Guarantor, jointly and severally, will indemnify and hold harmless the Dealer, and each of its respective affiliates, directors, officers and employees, and each person, if any, who controls the Dealer within the meaning of the Securities Act and the Exchange Act (hereinafter the “Indemnitees”) against any losses, claims, damages or liabilities (or actions in respect thereof) (each a “Claim”), imposed upon, incurred by or asserted against the Indemnitees arising out of or based upon (i) any allegation that the Private Placement Memorandum, the Company Information or any information provided by the Issuer or the Guarantors to the Dealer included (as of any relevant time) or includes an untrue statement of a material fact or omitted (as of any relevant time) or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the breach by the Issuer or any Guarantor of any agreement, covenant or representation made in or pursuant to this Agreement. The indemnification provided for in clause (i) of the immediately preceding sentence shall not apply to the extent that the Claim arises out of or is based upon Dealer Information, and the indemnification provided for in clause (ii) of the immediately preceding sentence shall not apply to the extent that the Claim shall have been finally judicially determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Dealer in the performance of, or the failure to perform, its obligations under this Agreement.

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5.2. Provisions relating to claims made for indemnification under this Section 5 are set forth in Exhibit B to this Agreement.

5.3. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is held to be unavailable or insufficient to hold harmless the Indemnitees, although applicable in accordance with the terms of this Section 5, the Issuer and each Guarantor, jointly and severally, shall contribute to the aggregate costs incurred by the Dealer in connection with any Claim in the proportion of the respective economic interests of the Issuer and the Guarantors, on the one hand, and the Dealer, on the other hand; provided, however, that such contribution by the Issuer and the Guarantors shall be in an amount such that the aggregate costs incurred by the Dealer do not exceed the aggregate of the commissions and fees earned by the Dealer hereunder with respect to the issue or issues of Notes to which such Claim relates. The respective economic interests shall be calculated by reference to the aggregate proceeds to the Issuer of the Notes issued hereunder and the aggregate commissions and fees earned by the Dealer hereunder. The relative fault of the Issuer, the Guarantors and the Dealer shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer, the Guarantors or, with respect to the Dealer Information, the Dealer, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

6. Definitions.

6.1. “Claim” shall have the meaning set forth in Section 5.1.

6.2. “Company Information” at any given time shall mean the Private Placement Memorandum together with, to the extent applicable, (x) until such time as the Issuer files its first Annual Report on Form 10-K with the SEC, the Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed February 28, 2020, as amended by the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, filed April 29, 2020, each filed with the SEC, of Mylan N.V., (y) (i) the Registration Statement on Form S-4 filed with the SEC by the Issuer and declared effective by the SEC staff on February 13, 2020 and the related Proxy Statement filed by Mylan N.V. and the Prospectus filed by the Issuer with the SEC on February 13, 2020 and (ii) the Form 10 filed with the SEC by the Issuer and declared effective by the SEC staff on June 30, 2020 and the related Final Information Statement furnished to the SEC on August 6, 2020, and (z)(i) the Issuer’s most recent report on Form 10-K filed with the SEC and each report on Form 10-Q or 8-K filed by the Issuer with the SEC since the most recent Form 10-K; provided that until such time as the Issuer files its first Annual Report on Form 10-K with the SEC, any such report on Form 10-Q or 8-K filed by the Issuer with the SEC shall constitute Company Information, (ii) the Issuer’s most recent annual audited financial statements and each interim financial statement or report prepared subsequent thereto, if not included in item (i) above, (iii) the Issuer’s and its affiliates’ other publicly available recent reports, including, but not limited to, any publicly available filings or reports provided to their respective shareholders, (iv) any other information or disclosure prepared pursuant to Section 4.3 hereof and (v) any information prepared or approved by the Issuer or any Guarantor for dissemination to investors or potential investors in the Notes.

6.3. “Current Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(i).

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6.4. “Dealer Information” shall mean the information in the first two paragraphs under the caption “The Placement Agent” in the Private Placement Memorandum.

6.5. “DTC” shall mean The Depository Trust Company.

6.6. “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

6.7. “EU Listed Person” shall have the meaning set forth in Section 2.14.

6.8. “Indemnitee” shall have the meaning set forth in Section 5.1.

6.9. “Institutional Accredited Investor” shall mean an institutional investor that is an accredited investor within the meaning of Rule 501 under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

6.10. “Issuing and Paying Agent” shall mean the party designated as such on the cover page of this Agreement, or any successor thereto or replacement thereof designated in accordance with Section 7.9, as issuing and paying agent under the Issuing and Paying Agent Agreement.

6.11. “Issuing and Paying Agent Agreement” shall mean the issuing and paying agent agreement described on the cover page of this Agreement, or any replacement thereof, as such agreement may be amended or supplemented from time to time.

6.12. “Lugano II Convention” shall have the meaning set forth in Section 2.21.

6.13. “Master Note” shall mean a master note registered in the name of the DTC or its nominee.

6.14. “Non-bank fiduciary or agent” shall mean a fiduciary or agent other than (a) a bank, as defined in Section 3(a)(2) of the Securities Act, or (b) a savings and loan association, as defined in Section 3(a)(5)(A) of the Securities Act.

6.15. “OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury.

6.16. “OFAC Countries” shall have the meaning set forth in Section 2.14.

6.17. “OFAC Listed Person” shall have the meaning set forth in Section 2.14.

6.18. “Outstanding Notes” shall have the meaning set forth in Section 7.9(ii).

6.19. “Patriot Act” shall mean the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

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6.20. “Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

6.21. “Private Placement Memorandum” shall mean offering materials prepared in accordance with Section 4 (including materials referred to therein or incorporated by reference therein, if any) provided to purchasers and prospective purchasers of the Notes, and shall include amendments and supplements thereto which may be prepared from time to time in accordance with this Agreement (other than any amendment or supplement that has been completely superseded by a later amendment or supplement).

6.22. “Qualified Institutional Buyer” shall have the meaning assigned to that term in Rule 144A under the Securities Act.

6.23. “Recast Enforcement Regulation” shall have the meaning set forth in Section 2.21.

6.24. “Replacement” shall have the meaning set forth in Section 7.9(i).

6.25. “Replacement Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(i).

6.26. “Replacement Issuing and Paying Agent Agreement” shall have the meaning set forth in Section 7.9(i).

6.27. “Rule 144A” shall mean Rule 144A under the Securities Act.

6.28. “SEC” shall mean the U.S. Securities and Exchange Commission.

6.29. “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

7. General.

7.1. Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing and shall be effective when received at the address of the respective party set forth in the Addendum to this Agreement.

7.2. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

7.3. (a) Each party hereto agrees that any suit, action or proceeding brought by one party against the other party in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan. EACH OF THE DEALER, THE ISSUER AND THE GUARANTORS WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) The Issuer hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Agreement or the Notes or the offer and sale of the Notes.

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(c) Each Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Agreement, the Guarantee or the Notes or the offer and sale of the Notes.

(d) Mylan II B.V. hereby irrevocably designates, appoints and empowers the Issuer, with offices at the address specified for the Issuer in Section 7.1 above, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 7.3(a) which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any suit, action or proceeding in connection with or arising out of this Agreement, the Guarantee or the Notes or the offer and sale of the Notes. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, Mylan II B.V. agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 7.3 satisfactory to the Dealer. Mylan II B.V. further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in this Section 7.3 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to it at its address specified in or designated pursuant to this Agreement. Mylan II B.V. agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of any Notes or the Dealer to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in such other jurisdictions, and in such other manner, as may be permitted by applicable law. Mylan II B.V. hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement brought in the courts listed in Section 7.3(a) and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(e) To the extent that Mylan II B.V. or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in connection with or arising out of this Agreement, the Guarantee, the Notes or the offer and sale of the Notes, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of

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judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which a proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Issuing and Paying Agent Agreement or the Guarantee, Mylan II B.V. hereby irrevocably and unconditionally waives, and agrees for the benefit of the Dealer and any holder from time to time of the Notes not to plead or claim, any such immunity, and consents to such relief and enforcement; provided that such waiver may not be effective for any assets of Mylan II B.V. located in the Netherlands that are destined for the public service (goederen bestemd voor de openbare dienst).

7.4. This Agreement may be terminated, at any time, by the Issuer, upon one business day’s prior notice to such effect to the Dealer, or by the Dealer upon one business day’s prior notice to such effect to the Issuer. Any such termination, however, shall not affect the obligations of the Issuer and the Guarantors under Sections 3.7, 5 and 7.3 hereof or the respective representations, warranties, agreements, covenants, rights or responsibilities of the parties made or arising prior to the termination of this Agreement.

7.5. This Agreement is not assignable by any party hereto without the written consent of the other parties; provided, however, that the Dealer may assign its rights and obligations under this Agreement to any affiliate of the Dealer. Any purported assignment made in contravention of the immediately preceding sentence shall be null and void and of no effect whatsoever.

7.6. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

7.7. Except as provided in Section 5 with respect to non-party Indemnitees, this Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever; provided, however, that Sections 7.3(b) through (e), Section 7.8 and Section 7.11 are hereby specifically and exclusively acknowledged to also be for the benefit of the holders from time to time of the Notes, as third-party beneficiaries.

7.8. Each of the Issuer and the Guarantors acknowledges and agrees that (i) purchases and sales, or placements, of the Notes pursuant to this Agreement, including the determination of any prices for the Notes and Dealer compensation, are arm’s-length commercial transactions between the Issuer and the Guarantors, on the one hand, and the Dealer, on the other, (ii) in connection therewith and with the process leading to such transactions, the Dealer is acting solely as a principal and not the agent (except to the extent explicitly set forth herein) or fiduciary of the Issuer, the Guarantors or any of their respective affiliates, (iii) the Dealer has not assumed an advisory or fiduciary responsibility in favor of the Issuer, the Guarantors or any of their respective affiliates with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Dealer has advised or is currently advising the Issuer, the Guarantors or any of their respective affiliates on other matters) or any other obligation to the Issuer, the Guarantors or any of their respective affiliates except the obligations expressly set forth in this Agreement, (iv) each of the Issuer and each Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (v) the Dealer and its affiliates may be engaged in a broad range of transactions

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that involve interests that differ from those of the Issuer and the Guarantors and that the Dealer has no obligation to disclose any of those interests by virtue of any advisory or fiduciary relationship, (vi) the Dealer has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby, and (vii) each of the Issuer and each Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Issuer and each Guarantor agrees that it will not claim that the Dealer has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer or the Guarantors in connection with such transactions or the process leading thereto. Any review by the Dealer of the Issuer, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions shall be performed solely for the benefit of the Dealer and shall not be on behalf of the Issuer or the Guarantors. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, the Guarantors and the Dealer (or any of them) with respect to the subject matter hereof. Each of the Issuer and the Guarantors hereby waives and releases, to the fullest extent permitted by law, any claims it may have against the Dealer with respect to any breach or alleged breach of fiduciary duty arising out of this Agreement.

7.9. (i) The parties hereto agree that the Issuer may, in accordance with the terms of this Section 7.9, from time to time replace the party which is then acting as Issuing and Paying Agent (the “Current Issuing and Paying Agent”) with another party (such other party, the “Replacement Issuing and Paying Agent”), and enter into an agreement with the Replacement Issuing and Paying Agent covering the provision of issuing and paying agent functions in respect of the Notes by the Replacement Issuing and Paying Agent (the “Replacement Issuing and Paying Agent Agreement”) (any such replacement, a “Replacement”).

(ii) From and after the effective date of any Replacement, (A) to the extent that the Issuing and Paying Agent Agreement provides that the Current Issuing and Paying Agent will continue to act in respect of Notes outstanding as of the effective date of such Replacement (the “Outstanding Notes”), then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Current Issuing and Paying Agent, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent, in respect of Notes issued on or after the Replacement, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Current Issuing and Paying Agent in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent in respect of Notes issued on or after the Replacement, and (iii) all references to the “Issuing and Paying Agent Agreement” hereunder shall be deemed to refer to the existing Issuing and Paying Agent Agreement, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent Agreement, in respect of Notes issued on or after the Replacement; and (B) to the extent that the Issuing and Paying Agent Agreement does not provide that the Current Issuing and Paying Agent will continue to act in respect of the Outstanding Notes, then (i) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Replacement Issuing and Paying Agent, (ii) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent, and (iii) all references to the “Issuing and Paying Agent Agreement” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent Agreement.

(iii) From and after the effective date of any Replacement, the Issuer shall not issue any Notes hereunder unless and until the Dealer shall have received: (a) a copy of the executed Replacement Issuing and Paying Agent Agreement, (b) to the extent provided to the DTC, a copy of the executed Letter of Representations among the Issuer, the Replacement Issuing and Paying Agent and DTC, (c) to the extent provided to the DTC, a copy of the executed Master Note authenticated by the

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Replacement Issuing and Paying Agent and registered in the name of DTC or its nominee, (d) an amendment or supplement to the Private Placement Memorandum describing the Replacement Issuing and Paying Agent as the Issuing and Paying Agent for the Notes, and reflecting any other changes thereto necessary in light of the Replacement so that the Private Placement Memorandum, as amended or supplemented, satisfies the requirements of this Agreement, and (e) to the extent requested by the Dealer, a legal opinion of counsel to the Issuer and the Guarantors, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer.

7.10. Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that:

(a) In the event that the Dealer is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Dealer of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Dealer is a Covered Entity and the Dealer, or a BHC Act Affiliate of the Dealer, becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States

Capitalized terms used in this Section 7.10 have the following meanings:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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7.11. Each of the Issuer and the Guarantors agrees that:

(a) Any payments to the Dealer hereunder or to any holder from time to time of Notes shall be in United States dollars and shall be free of all withholding and other taxes and of all other governmental charges of any nature whatsoever imposed by the Netherlands. In the event such withholding imposed by the Netherlands is required by law, the Issuer and each Guarantor, jointly and severally, agree to (i) pay the same and (ii) pay such additional amounts to the Dealer or any such holder which, after deduction of any such withholding or other taxes or governmental charges of any nature whatsoever imposed with respect to the payment of such additional amount, shall equal the amount withheld pursuant to clause (i). The Issuer and each Guarantor, jointly and severally, will promptly pay any stamp duty or other similar taxes or governmental charges payable in connection with the execution, delivery, payment or performance of this Agreement, the Issuing and Paying Agent Agreement, the Guarantee or the Notes and shall indemnify and hold harmless the Dealer and each holder of Notes from all liabilities arising from any failure to pay, or delay in paying, such taxes or charges.

(b) The Issuer and each Guarantor, jointly and severally, agrees to indemnify and hold harmless the Dealer and each holder from time to time of Notes against any loss incurred by the Dealer or such holder as a result of any judgment or order being given or made for any amount due hereunder, under such holder’s Note or under the Guarantee and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which the Dealer or such holder is able to purchase United States dollars with the amount of Judgment Currency actually received by the Dealer or such holder. The foregoing indemnity shall constitute separate and independent obligations of the Issuer and the Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

[Signatures Commence on the Following Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

VIATRIS INC., as Issuer

By:
Name:
Title:

MYLAN INC., as Guarantor

By:
Name:
Title:

MYLAN II B.V., as Guarantor

By:
Name:
Title:

UTAH ACQUISITION SUB INC., as Guarantor

By:
Name:
Title:

[Signature Page to Dealer Agreement]

[ ],
as Dealer

By:
Name:
Title:

[Signature Page to Dealer Agreement]

Addendum

The following additional clauses shall apply to the Agreement and be deemed a part thereof.

1.	The other dealers referred to in clause (b) of Section 1.2 of the Agreement are:

2.	The addresses of the respective parties for purposes of notices under Section 7.1 are as follows:

For the Issuer:

Address:	Viatris Inc.

Attention:
Telephone number:

For the Guarantors:

Address:	Mylan Inc., Mylan II B.V. and Utah Acquisition Sub Inc.

Attention:
Telephone number:

For the Dealer:

Address:

Attention:
Telephone number:
Fax number:
Email:

Exhibit A

Form of Legend for Private Placement Memorandum and Notes

THE NOTES AND THE GUARANTEE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO THE ISSUER, THE GUARANTORS, THE NOTES AND THE GUARANTEE, (II) IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND (III) IT IS EITHER (A) AN INSTITUTIONAL INVESTOR THAT IS (1) AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (2) (i) PURCHASING NOTES FOR ITS OWN ACCOUNT, (ii) A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR (iii) A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION OR OTHER SUCH INSTITUTION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH ACCOUNTS IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR; OR (B) A QUALIFIED INSTITUTIONAL BUYER (“QIB”) WITHIN THE MEANING OF RULE 144A UNDER THE ACT THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO A PLACEMENT AGENT DESIGNATED BY THE ISSUER AS A PLACEMENT AGENT FOR THE NOTES (COLLECTIVELY, THE “PLACEMENT AGENTS”), NEITHER OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A PLACEMENT AGENT TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.

Exhibit B

Further Provisions Relating to Indemnification

(a) The Issuer and each Guarantor, jointly and severally, agree to reimburse each Indemnitee for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of one separate counsel (in addition to any local counsel in the jurisdiction in which any Claim is brought)) as they are incurred by it in connection with investigating or defending any loss, claim, damage, liability or action in respect of which indemnification may be sought under Section 5 of the Agreement (whether or not it is a party to any such proceedings).

(b) Promptly after receipt by an Indemnitee of notice of the existence of a Claim, such Indemnitee will, if a claim in respect thereof is to be made against the Issuer or the Guarantors, notify the Issuer and the Guarantors in writing of the existence thereof; provided that (i) the omission to so notify the Issuer or any Guarantor will not relieve the Issuer or any Guarantor from any liability which it may have hereunder unless and except to the extent it did not otherwise learn of such Claim and such failure results in the forfeiture by the Issuer or the Guarantors of substantial rights and defenses, and (ii) the omission to so notify the Issuer or any Guarantor will not relieve it from liability which it may have to an Indemnitee otherwise than on account of this indemnity agreement. In case any such Claim is made against any Indemnitee and it notifies the Issuer of the existence thereof, the Issuer and the Guarantors will be entitled to participate therein, and to the extent that any of them may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in any such Claim include both the Indemnitee and either the Issuer or the Guarantors, or both, and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Issuer or the Guarantors, neither the Issuer nor the Guarantors shall have the right to direct the defense of such Claim on behalf of such Indemnitee, and the Indemnitee shall have the right to select separate counsel reasonably satisfactory to the Issuer to assert such legal defenses on behalf of such Indemnitee. Upon receipt of notice from the Issuer or the Guarantors to such Indemnitee of the election of the Issuer and the Guarantors to assume the defense of such Claim and approval by the Indemnitee of counsel, the Issuer and the Guarantors will not be liable to such Indemnitee for expenses incurred thereafter by the Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that neither the Issuer nor the Guarantors shall be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any Claim is brought), approved by the Dealer, representing the Indemnitee who is party to such Claim), (ii) the Issuer and the Guarantors shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of existence of the Claim or (iii) the Issuer or any Guarantor has authorized in writing the employment of counsel for the Indemnitee. The indemnity, reimbursement and contribution obligations of the Issuer and the Guarantors hereunder shall be in addition to any other liability the Issuer or the Guarantors may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuer, the Guarantors and any Indemnitee. Each of the Issuer and the Guarantors agrees that without the Dealer’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under the indemnification provision of the

Agreement (whether or not the Dealer or any other Indemnitee is an actual or potential party to such Claim), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnitee from all liability arising out of such Claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnitee.

Exhibit C

Statement of Terms for Interest-Bearing Commercial Paper Notes of

Viatris Inc.

THE PROVISIONS SET FORTH BELOW ARE QUALIFIED TO THE EXTENT APPLICABLE BY THE TRANSACTION SPECIFIC PRIVATE PLACEMENT MEMORANDUM SUPPLEMENT (THE “SUPPLEMENT”) (IF ANY) SENT TO EACH PURCHASER AT THE TIME OF THE TRANSACTION.

1. General. (a) The obligations of the Issuer to which these terms apply (each a “Note”) are represented by one or more master notes issued in the name of The Depository Trust Company (“DTC”) or its nominee (each, a “Master Note”), which Master Note includes the terms and provisions for the Issuer’s Interest-Bearing Commercial Paper Notes that are set forth in this Statement of Terms, since this Statement of Terms constitutes an integral part of the Underlying Records as defined and referred to in each Master Note.

(b) “Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to be closed in New York City and, with respect to LIBOR Notes (as defined below) is also a London Business Day. “London Business Day” means, a day, other than a Saturday or Sunday, on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

2. Interest. (a) Each Note will bear interest at a fixed rate (a “Fixed Rate Note”) or at a floating rate (a “Floating Rate Note”).

(b) The Supplement sent to each holder of such Note will describe the following terms: (i) whether such Note is a Fixed Rate Note or a Floating Rate Note and whether such Note is an Original Issue Discount Note (as defined below); (ii) the date on which such Note will be issued (the “Issue Date”); (iii) the Stated Maturity Date (as defined below); (iv) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the Interest Payment Dates; (v) if such Note is a Floating Rate Note, the Base Rate, the Index Maturity, the Interest Reset Dates, the Interest Payment Dates and the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; and (vi) any other terms applicable specifically to such Note. “Original Issue Discount Note” means a Note which has a stated redemption price at the Stated Maturity Date that exceeds its Issue Price by more than a specified de minimis amount and which the Supplement indicates will be an “Original Issue Discount Note”.

(c) Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum specified in the Supplement until the principal amount thereof is paid or made available for payment. Interest on each Fixed Rate Note will be payable on the dates specified in the Supplement (each an “Interest Payment Date” for a Fixed Rate Note) and on the Maturity Date (as defined below). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be payable on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day. Notwithstanding the preceding provisions of this paragraph, if such provisions would result in the relevant amounts being payable more than 364 days from the date of issuance of a Fixed Rate Note, such amounts shall instead be payable on the Business Day immediately prior to the Maturity Date.

(d) The interest rate on each Floating Rate Note for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (a “Base Rate”) plus or minus a number of basis points (one basis point equals one-hundredth of a percentage point) (the “Spread”), if any, and/or multiplied by a certain percentage (the “Spread Multiplier”), if any, until the principal thereof is paid or made available for payment. The Supplement will designate which of the following Base Rates is applicable to the related Floating Rate Note: (a) the Commercial Paper Rate (a “Commercial Paper Rate Note”), (b) the Federal Funds Rate (a “Federal Funds Rate Note”), (c) LIBOR (a “LIBOR Note”), (d) the Prime Rate (a “Prime Rate Note”), (e) SOFR (a “SOFR Note”), (f) the Treasury Rate (a “Treasury Rate Note”) or (g) such other Base Rate as may be specified in such Supplement.

The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly or semi-annually (the “Interest Reset Period”). The date or dates on which interest will be reset (each an “Interest Reset Date”) will be, unless otherwise specified in the Supplement, in the case of Floating Rate Notes (other than SOFR Notes) which reset daily, each Business Day; in the case of SOFR Notes which reset daily, each U.S. Government Securities Business Day as defined below under “SOFR Notes”; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week; in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes that reset semiannually, the third Wednesday of the two months specified in the Supplement. If any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date will be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. Interest on each Floating Rate Note will be payable monthly, quarterly or semiannually (the “Interest Payment Period”) and on the Maturity Date. Unless otherwise specified in the Supplement, and except as provided below, the date or dates on which interest will be payable (each an “Interest Payment Date” for a Floating Rate Note) will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, on the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes with a semiannual Interest Payment Period, on the third Wednesday of the two months specified in the Supplement. In addition, the Maturity Date will also be an Interest Payment Date.

If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date occurring on the Maturity Date) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that in the case of a LIBOR Note or a SOFR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity. Notwithstanding the preceding provisions of this paragraph, if such provisions would result in the relevant amounts being payable more than 364 days from the date of issuance of a Floating Rate Note, such amounts shall instead be payable on the Business Day immediately prior to the Maturity Date.

Interest payments on each Interest Payment Date for Floating Rate Notes will include accrued interest from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. On the Maturity Date, the interest payable on a Floating Rate Note will include interest accrued to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the cases where the Base Rate is the Commercial Paper Rate, Federal Funds Rate, LIBOR, Prime Rate or SOFR, or by the actual number of days in the year, in the case where the Base Rate is the Treasury Rate. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any adjustment by a Spread and/or a Spread Multiplier.

The “Interest Determination Date” where the Base Rate is the Commercial Paper Rate will be the second Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Federal Funds Rate or the Prime Rate will be the Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is LIBOR will be the second London Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is SOFR will be the U.S. Government Securities Business Day specified in the Supplement. The Interest Determination Date where the Base Rate is the Treasury Rate will be the day of the week in which such Interest Reset Date falls when Treasury Bills are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is held on the following Tuesday or the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week.

The “Index Maturity” is the period to maturity of the instrument or obligation from which the applicable Base Rate is calculated.

The “Calculation Date,” where applicable, shall be the earlier of (i) the tenth calendar day following the applicable Interest Determination Date or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date.

All times referred to herein reflect New York City time, unless otherwise specified.

The Issuer shall specify in writing to the Issuing and Paying Agent which party will be the calculation agent (the “Calculation Agent”) with respect to the Floating Rate Notes. The Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note to the Issuing and Paying Agent as soon as the interest rate with respect to such Floating Rate Note has been determined and as soon as practicable after any change in such interest rate.

All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on Floating Rate Notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

Commercial Paper Rate Notes

“Commercial Paper Rate” means the Money Market Yield (calculated as described below) of the rate on any Interest Determination Date for commercial paper having the Index Maturity, as published by the Board of Governors of the Federal Reserve System (the “FRB”) in “Statistical Release H.15, Selected Interest Rates” or any successor publication of the FRB (“H.15”) under the heading “Commercial Paper-Nonfinancial”.

If the above rate is not published in H.15 by 3:00 p.m. on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity as published in the daily update of H.15, available through the world wide website of the FRB at http://www.federalreserve.gov/releases/h15, or any successor site or publication or other recognized electronic source used for the purpose of displaying the applicable rate (“H.15 Daily Update”) under the heading “Commercial Paper-Nonfinancial”.

If by 3:00 p.m. on such Calculation Date such rate is not published in either H.15 or H.15 Daily Update, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m. on such Interest Determination Date of three leading dealers of U.S. dollar commercial paper in New York City selected by the Calculation Agent for commercial paper of the Index Maturity placed for an industrial issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization.

If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate with respect to such Interest Determination Date will remain the Commercial Paper Rate then in effect on such Interest Determination Date.

“Money Market Yield” will be a yield calculated in accordance with the following formula:

D x 360
Money Market Yield =	___________ x 100
360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Federal Funds Rate Notes

“Federal Funds Rate” means the rate on any Interest Determination Date for federal funds as published in H.15 under the heading “Federal Funds (Effective)” and displayed on Reuters Page (as defined below) FEDFUNDS1 under the heading “EFFECT” (or any successor service) (or any other page as may replace the specified page on that service) (“Reuters Page FEDFUNDS1”).

If the above rate does not appear on Reuters Page FEDFUNDS1 or is not so published by 3:00 p.m. on the Calculation Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update under the heading “Federal Funds/(Effective)”.

If such rate is not published as described above by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by each of three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent prior to 9:00 a.m. on such Interest Determination Date.

If the brokers selected by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on such Interest Determination Date.

“Reuters Page” means the display on Thomson Reuters Eikon, or any successor service, on the page or pages specified in this Statement of Terms or the Supplement, or any replacement page on that service.

LIBOR Notes

The London Interbank offered rate (“LIBOR”) means, with respect to any Interest Determination Date, the rate for deposits in U.S. dollars having the Index Maturity that appears on the Designated LIBOR Page as of 11:00 a.m., London time, on such Interest Determination Date.

If no rate appears, LIBOR will be determined on the basis of the rates at approximately 11:00 a.m., London time, on such Interest Determination Date at which deposits in U.S. dollars are offered to prime banks in the London interbank market by four major banks in such market selected by the Calculation Agent for a term equal to the Index Maturity and in principal amount equal to an amount that in the Calculation Agent’s judgment is representative for a single transaction in U.S. dollars in such market at such time (a “Representative Amount”). The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such interest period will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York City, on such Interest Determination Date by three major banks in New York City, selected by the Calculation Agent, for loans in U.S. dollars to leading European banks, for a term equal to the Index Maturity and in a Representative Amount; provided, however, that if fewer than three banks so selected by the Calculation Agent are providing such quotations, the then existing LIBOR rate will remain in effect for such Interest Payment Period.

“Designated LIBOR Page” means the display on Thomson Reuters Eikon (or any successor service) on the “LIBOR01” page (or any replacement page or pages on such service) for the purpose of displaying the London interbank offered rates of major banks for U.S. dollars.

Prime Rate Notes

“Prime Rate” means the rate on any Interest Determination Date as published in H.15 under the heading “Bank Prime Loan”.

If the above rate is not published in H.15 prior to 3:00 p.m. on the Calculation Date, then the Prime Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update opposite the caption “Bank Prime Loan”.

If the rate is not published prior to 3:00 p.m. on the Calculation Date in either H.15 or H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page (as defined below) as such bank’s prime rate or base lending rate as of 11:00 a.m., on that Interest Determination Date.

If fewer than four such rates referred to above are so published by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent.

If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on such Interest Determination Date.

“Reuters Screen US PRIME1 Page” means the display designated as page “US PRIME1” on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks).

SOFR Notes

The SOFR Base Rate will be one of the following, as determined by the Issuer:

•	Compounded SOFR;

•	Simple Average SOFR;

•	SOFR Index Average;

•	30-, 90- or 180-day Compounded Average SOFR; or

•	Any other method of calculating the SOFR Base Rate as determined by the Issuer and may use any of the following conventions, if applicable:

•	Lockout;

•	Lookback;

•	Observation period shift;

•	Payment delay; or

•	Such other convention as determined by the Issuer.

Definition of SOFR

For Compounded SOFR and Simple Average SOFR:

“SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)

the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(2)

if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (as each such term is defined below under “Benchmark Transition”) have occurred, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website; or

(3)

if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement, subject to the provisions described, and as defined, below under “Effect of a Benchmark Transition Event”.

For SOFR Index Average:

“SOFR” means, with respect to any U.S. Government Securities Business Day:

(1) the SOFR Index published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(2) if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (as each such term is defined below under “Benchmark Transition”) have occurred, the SOFR Index for such U.S. Government Securities Business Day shall be determined using the below equation, where i = the first preceding calendar day and replacing “April 2, 2018” with the first preceding U.S. Government Securities Business Day for which the SOFR Index was published on the SOFR Administrator’s Website;

where

SOFR Index_0 = SOFR Index as published in respect of the first preceding U.S. Government Securities Business Day for which the SOFR Index was published on the SOFR Administrator’s Website

SOFRi = SOFR with respect to such U.S. Government Securities Business Day as defined above under “Definition of SOFR - For Compounded SOFR and Simple Average SOFR”

ni = number of calendar days for which SOFRi applies (1 day for most Mondays-Thursdays, or 3 days for most Fridays, except in the case of holidays); or

(3) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement, subject to the provisions described, and as defined, below under “Effect of a Benchmark Transition Event”.

For 30-, 90- or 180-day Compounded Average SOFR:

“SOFR” means, with respect to any U.S. Government Securities Business Day:

(1) the Average SOFR for the appropriate tenor published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(2) if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (as each such term is defined below under “Benchmark Transition”) have occurred, the Average SOFR for the appropriate tenor for such U.S. Government Securities Business Day shall be determined using the below equation under “Calculation of the SOFR Base Rate - For Compounded SOFR”, where i = the last U.S. Government Securities Business Day on or preceding the 30th preceding calendar day and the interest period ends on the first preceding calendar day and includes 30 calendar days; or

(3) If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement, subject to the provisions described, and as defined, below under “Effect of a Benchmark Transition Event”.

“SOFR Administrator” means the Federal Reserve Bank of New York or any successor administrator of the Secured Overnight Financing Rate.

“SOFR Administrator’s Website” means www.newyorkfed.org or any successor website of the SOFR Administrator.

“U.S. Government Securities Business Day” means any day, except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Calculation of the SOFR Base Rate

For Compounded SOFR:

For Simple Average SOFR:

For SOFR Index Average:

where

x = the beginning date of the calculation period

y = the ending date of the calculation period

Benchmark Transition

“Benchmark” means, initially, the Secured Overnight Financing Rate; provided that if the Issuer or the Calculation Agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official or resolution authority with jurisdiction over the administrator for the Benchmark or a court or entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Benchmark Replacement Date” means, with respect to a Benchmark Transition Event:

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event”, the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Reference Time” means (1) if the Benchmark is the Secured Overnight Financing Rate, the SOFR Determination Time for the applicable SOFR Base Rate with respect to any determination of the SOFR Base Rate or (2) if the Benchmark is not the Secured Overnight Financing Rate, the time determined by the Issuer or the Calculation Agent for any determination of the Benchmark, after giving effect to the Benchmark Replacement Conforming Changes as such term is defined below under “Effect of a Benchmark Transition Event”.

Effect of a Benchmark Transition Event

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Issuer or the Calculation Agent as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3)

the sum of: (a) the alternate rate of interest that has been selected by the Issuer or the Calculation Agent as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Issuer or the Calculation Agent as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Issuer or the Calculation Agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

In connection with the implementation of a Benchmark Replacement, the Issuer or the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time. In addition, any determination, decision or election that may be made by the Issuer or the Calculation Agent, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be made in its sole discretion, will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary herein, shall become effective without consent from the holder of the relevant Note or any other party.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Issuer or the Calculation Agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Issuer or the Calculation Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Issuer or the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Issuer or the Calculation Agent determines is reasonably necessary).

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2006 ISDA Definitions published by ISDA, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of a Benchmark Transition Event.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of a Benchmark Transition Event excluding the applicable ISDA Fallback Adjustment.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

Treasury Rate Notes

“Treasury Rate” means:

(1) the rate from the auction held on the Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the Supplement under the caption “INVEST RATE” on the display on the Reuters Page designated as USAUCTION10 or USAUCTION11 (or any other page as may replace that page on that service), or

(2) if the rate referred to in clause (1) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(5) if the rate referred to in clause (4) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(6) if the rate referred to in clause (5) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m. on that Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the Supplement, or

(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

D x N

Bond Equivalent Yield = ____________ x 100

360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

3. Final Maturity. The Stated Maturity Date for any Note will be the date so specified in the Supplement, which shall be no later than 364 days from the date of issuance. On its Stated Maturity Date, or any date prior to the Stated Maturity Date on which the particular Note becomes due and payable by the declaration of acceleration, each such date being referred to as a Maturity Date, the principal amount of each Note, together with accrued and unpaid interest thereon, will be immediately due and payable.

4. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” with respect to a Note: (i) default in any payment of principal of or interest on such Note (including on a redemption thereof); (ii) the Issuer or any Guarantor makes any compromise arrangement with its creditors generally including the entering into any form of moratorium with its creditors generally; (iii) a court having jurisdiction shall enter a decree or order for relief in respect of the Issuer or any Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or there shall be appointed a receiver, administrator, liquidator, custodian, trustee or sequestrator (or similar officer) with respect to the whole or substantially the whole of the assets of the Issuer or any Guarantor and any such decree, order or appointment is not removed, discharged or withdrawn within 60 days thereafter; or (iv) the Issuer or any Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, administrator, liquidator, assignee, custodian, trustee or sequestrator (or similar official), with respect to the whole or substantially the whole of the assets of the Issuer or any Guarantor or make any general assignment for the benefit of creditors. Upon the occurrence of an Event of Default, the principal of such Note (together with interest accrued and unpaid thereon) shall become, without any notice or demand, immediately due and payable.

5. Obligation Absolute. No provision of the Issuing and Paying Agent Agreement under which the Notes are issued shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on each Note at the times, place and rate, and in the coin or currency, herein prescribed.

6. Supplement. Any term contained in the Supplement shall supersede any conflicting term contained herein.

Exhibit D

Form of Guarantee

GUARANTEE

GUARANTEE, dated as of [    ], of Mylan Inc., a corporation organized under the laws of the State of Pennsylvania, Mylan II B.V., a private limited company (besloten venootschap met beperkte aansprakelijkheid) incorporated and existing under the laws of the Netherlands, and Utah Acquisition Sub Inc., a Delaware corporation (collectively, the “Guarantors”).

Each Guarantor, for value received, hereby agrees as follows for the benefit of the holders from time to time of the Notes hereinafter described:

1.

Each Guarantor irrevocably guarantees payment in full, as and when the same becomes due and payable, of the principal of and interest, if any, on the promissory notes (the “Notes”) issued by Viatris Inc., a Delaware corporation (the “Issuer”), from time to time pursuant to the Issuing and Paying Agent Agreement, dated as of [            ], as the same may be amended, supplemented or modified from time to time, between the Issuer, the Guarantors and [            ] (the “Agreement”).

2.	Each Guarantor’s obligations under this Guarantee shall be unconditional, irrespective of the validity or enforceability of any provision of the Agreement or the Notes.

3.

This Guarantee is a guaranty of the due and punctual payment (and not merely of collection) of the principal of and interest, if any, on the Notes by the Issuer and shall remain in full force and effect until all amounts have been validly, finally and irrevocably paid in full, and shall not be affected in any way by any circumstance or condition whatsoever, including without limitation (a) the absence of any action to obtain such amounts from the Issuer, (b) any variation, extension, waiver, compromise or release of any or all of the obligations of the Issuer under the Agreement or the Notes or of any collateral security therefor or (c) any change in the existence or structure of, or the bankruptcy or insolvency of, the Issuer or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Each Guarantor waives all requirements as to diligence, presentment, demand for payment, protest and notice of any kind with respect to the Agreement and the Notes.

Any term or provision of this Guarantee to the contrary notwithstanding, the maximum aggregate amount of each Guarantor’s obligations hereunder shall not exceed the maximum amount that can be hereby guaranteed without rendering this Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

4.

In the event of a default in payment of principal of or interest on any Notes, the holders of such Notes, may institute legal proceedings directly against each Guarantor to enforce this Guarantee without first proceeding against the Issuer.

5.

This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment by the Issuer of the principal of or interest, if any, on the Notes, in whole or in part, is rescinded or must otherwise be returned by the holder upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

6.

At such time as the Notes shall have been paid in full and no new Notes may be issued and the offer of Notes has been terminated, this Guarantee and all obligations of each Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party.

7.	This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

8.

Each Guarantor hereby irrevocably accepts and submits to the non-exclusive jurisdiction of the United States federal courts located in the Borough of Manhattan and the courts of the State of New York located in the Borough of Manhattan in connection with any action, suit or proceeding relating to this Guarantee.

9.

Mylan II B.V. hereby irrevocably designates, appoints and empowers the Issuer, with offices at the address specified in Section 7.1 of the Agreement, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 8 which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts, with respect to any suit, action or proceeding in connection with or arising out of this Guarantee. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, Mylan II B.V. agrees to designate a new designee, appointee and agent in the City of New York on the terms and for the purposes of Sections 8 and 9 satisfactory to the dealer. Mylan II B.V. further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the agent for service of process referred to in Section 9 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified airmail, postage prepaid, to it at its address specified in or designated pursuant to this Guarantee. Mylan II B.V. agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the holders of any Notes to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in such other jurisdictions, and in such other manner, as may be permitted by applicable law. Mylan II B.V. hereby irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Guarantee brought in the courts listed in Section 8 and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

10.

To the extent that Mylan II B.V. or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding in connection with or arising out of this Guarantee, from the giving of any relief in any thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which a proceeding may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Guarantee, Mylan II B.V. hereby irrevocably and unconditionally waives, and agrees for the benefit of any holder from time to time of the Notes not to plead or claim, any such immunity, and consents to such relief and enforcement; provided that such waiver may not be effective for any assets of Mylan II B.V. located in the Netherlands that are destined for the public service (goederen bestemd voor de openbare dienst).

11.

Any payments made by Mylan II B.V. under this Guarantee shall be in United States dollars and shall be free of all withholding, stamp and other similar taxes and of all other governmental charges of any nature whatsoever imposed by the Netherlands or any jurisdiction from which any such payment is made. In the event any such withholding is required by law, Mylan II B.V. agrees to (i) pay the same and (ii) pay such additional amounts which, after deduction of any such withholding, stamp or other similar taxes or governmental charges of any nature, whatsoever imposed with respect to the payment of such additional amounts, shall equal the amount withheld pursuant to clause (i).

12.

Each Guarantor agrees to indemnify each holder from time to time of Notes against any loss incurred by such holder as a result of any judgment or order being given or made for any amount due hereunder or thereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such holder is able to purchase United States dollars with the amount of Judgment Currency actually received by such holder. The foregoing indemnity shall constitute a separate and independent obligation of each Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

[Signatures Commence on the Following Page]

IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be duly executed as of the day and year first above written.

MYLAN INC.

By:
Name:
Title:

MYLAN II B.V.

By:
Name:
Title:

UTAH ACQUISITION SUB INC.

By:
Name:
Title: